EXHIBIT 10.22

NOTICE OF NON-QUALIFIED STOCK OPTION GRANT
TO EMPLOYEE
(2006 STOCK PLAN)

This certifies that ______________ has an option to purchase _______________ shares of common stock, par value $.10 per share, of St. Jude Medical, Inc., a Minnesota corporation.
Social Security Number: _____________________________________
Address: __________________________________________________
Grant Date: ________________________________________________
Purchase Price Per Share: $____________________________________
Expiration Date: ____________________________________________
Exercisable Date: [insert vesting schedule, e.g., 25% exercisable on each of first four anniversaries of grant date]
This stock option is governed by, and subject in all respects to, the terms and conditions of the Non-Qualified Stock Option Agreement for Employees, a copy of which is attached to and made a part of this document, and the St. Jude Medical, Inc. 2006 Stock Plan, a copy of which is available upon request. This Notice of Non-Qualified Stock Option Grant to Employee has been duly executed, by manual or facsimile signature, on behalf of St. Jude Medical, Inc. To accept this Award, this Notice and the Non-Qualified Stock Option Agreement must be delivered and accepted through an electronic medium in accordance with procedures established by the Company or, if required under applicable law, you must sign and return a copy of this Notice to the Company. By so doing, you acknowledge receipt of the accompanying Non-Qualified Stock Option Agreement and the Plan, and represent that you have read and understood the same and agree to be bound by the terms and conditions of the accompanying Non-Qualified Stock Option Agreement and the terms and provisions of the Plan.
ST. JUDE MEDICAL, INC.
By: ________________________________________
Name: ______________________________________
Title: _______________________________________

RECIPIENT
____________________________________________

ST. JUDE MEDICAL, INC. 2006 STOCK PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES
This Non-Qualified Stock Option Agreement for Employees (this “Agreement”) is between St. Jude Medical, Inc., a Minnesota corporation (the “Company”), and you, the person named in the attached Notice of Non-Qualified Stock Option Grant to Employee (the “Notice”). This Agreement is effective as of the date of grant set forth in the attached Notice (the “Grant Date”).
The Company desires to provide you with an opportunity to purchase shares of the Company's common stock, $.10 par value (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the St. Jude Medical, Inc. 2006 Stock Plan (the “Plan”). All capitalized terms not defined in this Agreement shall have the same meaning as set forth in the Plan. See Section 11 for a list of defined terms.
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.	Grant of Option.
The Company hereby grants to you, effective as of the Grant Date, the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock set forth in the attached Notice, on the terms and conditions contained in this Agreement and in accordance with the terms of the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Exercise Price.
The per share purchase price of the shares subject to the Option shall be the purchase price per share set forth in the attached Notice (the “Exercise Price”).

3.	Term of Option and Exercisability.
The term of the Option shall be for a period of eight years from the Grant Date, terminating at the close of business on the expiration date set forth in the attached Notice (the “Expiration Date”), or such shorter period as is prescribed in the attached Notice or in Section 5 of this Agreement. The Option shall become exercisable, or vest, on the date or dates and in the amount or amounts set forth in the attached Notice, subject to the provisions of Sections 4 and 5 of this Agreement. To the extent the Option is exercisable, you may exercise it in whole or in part, at any time, or from time to time, prior to the termination of the Option.
4.    Change of Control.
(a)    In the event of a Change of Control, this Option shall be assumed by the successor corporation, an affiliate thereof or other successor entity or person, or shall replaced with an award or grant that, solely in the discretionary judgment of the Committee, preserves the existing value of this Option at the time of the Change of Control and provides for vesting and settlement terms that are at least as favorable to you as the vesting and payout terms applicable to this Option, and the assumed Option or such substitute therefore shall remain outstanding and shall be governed by its respective terms and shall include the following additional terms:
“If, within two years after a Change of Control you experience an involuntary termination of employment initiated by the Company for reasons other than Cause, or a termination of employment for Good Reason, the unvested portion of the Option shall immediately vest and the Option shall become immediately exercisable in full and remain exercisable for one year beginning on the date of your termination of employment.”
(b)    In the discretion of the Committee and notwithstanding subsection (c) above or any other provision, the Option (whether or not exercisable) may be cancelled at the time of the Change of Control in exchange for cash, property or a combination thereof that is determined by the Committee to be at least equal to the excess (if any) of the value of the consideration that would be received in such Change of Control by the holders of Common Stock, over the Exercise Price for the Option set forth in the attached Notice. For purposes of clarification, by operation of this provision Options that would not yield a gain at the time of the Change of Control under the aforementioned equation are subject to cancellation without consideration. Furthermore, the Committee is under no obligation to treat Options and/or holders of Options uniformly and has the discretionary authority to treat Options and/or holders of Options disparately.

(c)     If, in the event of a Change of Control, this Option is not assumed or replaced as provided by subsection (a) above or cancelled in exchange for cash, property or a combination thereof as provided by subsection (b) above, then the unvested portion of the Option shall immediately vest and the Option shall become immediately exercisable in full upon the Change of Control.
5.    Effect of Termination of Employment.
(a)If your employment is terminated by reason of your death, the Option may be exercised at any time within 12 months after the date of your death, to the extent that the Option was exercisable by you on the date of death, by your personal representatives or administrators or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.
(b)If your employment is terminated by reason of Disability, you may exercise the Option at any time within 12 months after such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.
(c)If your employment is terminated by reason of Retirement, you may exercise the Option at any time within 36 months after such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.
(d)If your employment is terminated for Cause, the Option shall terminate immediately upon termination of employment and shall not be exercisable thereafter.
(e)If your employment is terminated for any reason other than your death, Disability, Retirement or for Cause, you may exercise the Option at any time within 90 days after the date of such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option. However, if concurrently with the termination of your employment you become a consultant to the Company pursuant to a written consulting agreement, then you may continue to exercise the Option at any time until 90 days after the date of termination of such consulting agreement, to the extent the Option was exercisable by you on the date of your termination of employment, subject to the condition that the Option will not be exercisable after the Expiration Date of the Option.

6.    Method of Exercising Option.
(f)Subject to the terms and conditions of this Agreement, you may exercise the Option by following the procedures established by the Company from time to time. In addition, you may exercise the Option by written notice to the Company, as provided in Section 9(i) of this Agreement, that states (i) your election to exercise the Option, (ii) the Grant Date of the Option, (iii) the purchase price of the shares, (iv) the number of shares as to which the Option is being exercised, (v) the manner of payment of the exercise price and (vi) the manner of payment for any income tax withholding amount. The notice shall be signed by you or the person(s) exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all shares designated in the notice. To the extent that the Option is exercised after your death, the notice of exercise shall also be accompanied by appropriate proof of the right of such person(s) to exercise the Option.
(g)Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

(i)	cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company); or

(ii)
delivery (either actual delivery or by attestation) of shares of Common Stock acquired by you more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. You shall represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and you shall duly endorse in blank all certificates delivered to the Company.

7.    Income Tax Withholding.
(h)You acknowledge that you will consult with your personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement and that any federal, state, local or foreign payroll, withholding, income or other taxes are your sole and absolute responsibility. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes are withheld or collected from you.
(i)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the exercise of the Option by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

8.    Adjustments.
If the Committee administering the Plan determines that any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, other change in corporate structure affecting the Common Stock, spin-off, split-up or other distribution of assets to shareholders, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.
9.    Covenants.
In consideration of benefits described elsewhere in this Agreement and the attached Notice, and in recognition of the fact that, as a result of your employment with the Company or any of its Affiliates, you have had or will have access to and gain knowledge of highly confidential or proprietary information or trade secrets pertaining to the Company or its Affiliates, as well as the customers, suppliers, joint ventures, distributors or other persons and entities with whom the Company or any of its Affiliates does business (“Confidential Information”), which the Company or its Affiliates have expended time, resources and money to obtain or develop and which have significant value to the Company and its Affiliates, you agree for the benefit of the Company and its Affiliates, and as a material condition to your receipt of benefits described elsewhere in this Agreement and the attached Notice, as follows:
(a)    Non-Competition Agreement. In the event of your termination of employment for any reason, whether voluntary or involuntary, you, either personally or through an agent, servant, employee, partner, representative, affiliate or other entity, shall not for a period of one year following termination, without the prior written consent of the Company, directly or indirectly, seek or accept employment with or render services to any other person or entity that competes in any sense with the Company or any of its Affiliates in connection with the design, development, manufacture, marketing or sale of any product, process or service that is being designed, developed, manufactured, marketed or sold by the Company or any of its Affiliates and in which you participated in the design, development, manufacture, marketing or sale during your employment with the Company or any of its Affiliates or about which you acquired Confidential Information.
The preceding paragraph specifically prohibits you from rendering services to a competitor of the Company or any of its Affiliates in the capacity as an employee, agent, or representative of a competitor; as a partner, director, officer or shareholder of a competitor; or through any other form of ownership interest in a competitor, including self-employment. This does not prohibit you from holding less than five percent of the issued and outstanding stock of a competitor which is a publicly held corpo-ration. The preceding paragraph further specifically prohibits you from rendering services to any company where rendering such services would be expected to require or involve your using or disclosing Confidential Information.
(b)    Restriction on Solicitation of Employees and Former Employees. You agree that you will not, during your employment and for a period of one year following your termination of employment with the Company or any of its Affiliates, directly or indirectly solicit, or assist anyone else in the solicitation of, any of the Company's or any of its Affiliates' employees, or former employees who worked for the Company or any of its Affiliates for the purpose of hiring them, engaging them as consultants, or inducing them to leave their employment with the Company or any of its Affiliates. If you are approached by one of the Company's or any of its Affiliates' employees or former employees regarding potential employment, consultation or contract, as described above during the restrictive period of non-solicitation, you must immediately (i) fully inform the employee or former employee of the non-solicitation obligation described above and (ii) refrain from engaging in any communication with the employee or former employee regarding potential employment consultation or contract.
(c)    Other More Restrictive Covenants.
In the event that you are a party to any other agreement with the Company or its Affiliates that restrict you from competing with the Company or soliciting employees or former employees of the Company, then the terms of such covenants, to the extent more restrictive than the covenants set forth in subsections (a) and (b) above, shall be deemed to modify and replace the covenants set forth in subsections (a) and (b) above.

(d)    Remedies.
In the event you breach any of the covenants contained in this Section 9, you recognize that irreparable injury will result to the Company, that the Company's remedy at law for damages will be inadequate, and that the Company shall be entitled to an injunction to restrain the continuing breach by you, your partners, agents, servants or employees, or any other persons or entities acting for or with you. The Company shall further be entitled to damages, reasonable attorney's fees, and all other costs and expenses incurred in connection with the enforcement of this Agreement, in addition to any other rights and remedies which the Company may have at law or in equity.
In addition to the remedies set forth in the preceding paragraph, you agree that upon your breach of any covenant contained in this Section 9, (i) the Option shall be immediately and irrevocably forfeited and (ii) if you have received delivery of shares of Common Stock or cash upon the exercise of the Option under this Agreement within the period beginning six months prior to the date of your termination of employment and ending twelve months following the date of your termination of employment, the Company, in its sole discretion, may require you to return or forfeit such shares (as adjusted for any events described in Section 8 of this Agreement that occurred following the date of vesting) or cash. The Company's right to require forfeiture must be exercised no later than 180 days after the Company acquires actual knowledge of such an activity, but in no event later than twelve months after your termination of employment. Such right shall be deemed to be exercised upon the Company's mailing written notice of such exercise to your most recent home address as shown on the personnel records of the Company.
If you fail or refuse to forfeit the shares of Common Stock or cash demanded by the Company, you shall be liable to the Company for damages (which, in the case of Common Stock, shall equal the number of shares of Common Stock demanded times the highest closing price per share of the Common Stock during the period between the date of your termination of employment and the date of any judgment or award to the Company, as adjusted for any events described in Section 9 of this Agreement), together with all costs and attorneys' fees incurred by the Company to enforce this provision.
Notwithstanding the foregoing, this Section 8 shall have no application following a Change of Control or to the extent prohibited under applicable local law.
10.    General Provisions.
(j)Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(k)No Rights as a Shareholder. Neither you nor your legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until certificates for such shares have been issued upon exercise of the Option.
(l)No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company. In addition, the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(m)Option Not Transferable. The Option may not be transferred, pledged, alienated, attached or otherwise encumbered, and any purported transfer, pledge, alienation, attachment or encumbrance of the Option will be void and unenforceable against the Company, except that the Option may be transferred (i) by will or by the laws of descent and distribution or (ii) if approved in advance by the Committee administering the Plan, in its discretion and subject to such additional terms and conditions as it determines, by gift, without consideration, under a written instrument that is approved in advance by the Committee administering the Plan, to a member of your family, as defined in Section 267 of the Code, or to a trust or similar entity whose sole beneficiaries are you and/or members of your family (such family member or other entity, a “Permitted Transferee”), provided that such transfer and the exercise of the Option by such Permitted Transferee do not violate any federal or state securities laws. During your lifetime the Option will be exercisable only by you or such Permitted Transferee.
(n)Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
(o)Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(p)Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(q)Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement.
(r)Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
St. Jude Medical, Inc.
Stock Option Administrator
One St. Jude Medical Drive
St. Paul, MN 55117

Notice of Non-Qualified Stock Option Grant to Employee. This Agreement is attached to and made part of a Notice of Non-Qualified Stock Option Grant to Employee and shall have no force or effect unless such Notice is duly executed and delivered by the Company to you and accepted by you through an electronic medium in accordance with procedures established by the Company or, if required under applicable law, by signing and returning a copy of the Notice to the Company.
11.    Definitions.
(i)    “Affiliate” means (a) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (b) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(ii)    “Change in Control” shall mean:
(a)    the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any of its Affiliates, or any employee benefit plan of the Company and/or one or more of it Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions; or
(b)    individuals who, as of the Grant Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Grant Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
(c)    the consummation of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.
(iii)    “Good Reason” shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of your employment by the Company for Cause, Disability, Early Retirement, Normal Retirement or death:
(a)    a material reduction of your status, position or responsibilities with the Company from those in effect immediately prior to the Change in Control;
(b)    a reduction by the Company in your annual base salary or target amount of annual bonus in effect immediately prior to the Change in Control;
(c)    the Company's requiring you to be based anywhere other than within 50 miles of your office location immediately prior to a Change in Control except for required travel on the Company's business to an extent substantially consistent with your business travel obligations immediately prior to the Change in Control; or
(d)    the failure by the Company to continue to provide you with benefits that are, in the aggregate, at least as favorable as those enjoyed by you under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive, stock, stock purchase, stock option, savings, perk package, vacation or other plans or programs in which you participate that are in effect immediately prior to the Change in Control, except for broad-based changes to any such plans or programs that effect all employees of the Company or broad groups of employees who are similarly situated.
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